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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                       AFFILIATED PARTY AGREEMENT GUARANTY

                  This AFFILIATED PARTY AGREEMENT GUARANTY (this "Guaranty") dated as of March 23, 2004 is made by CALPINE CORPORATION, a Delaware corporation ("Guarantor"), in favor of CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company ("CGC"), and the indirect wholly-owned subsidiaries of CGC listed on Exhibit A attached hereto or that becomes a beneficiary of this Guaranty as provided in Section 1(a) (each a "Facility Owner").

                                    RECITALS

                  A. Calpine Energy Services, L.P., a Delaware limited partnership ("CBS"), is party to (i) that certain Index Based Gas Sale and Power Purchase Agreement dated as of March 23, 2004 by and between CES, CGC and the Facility Owners, and (ii) that certain WECC Fixed Price Gas Sale and Power Purchase Agreement dated as March 23, 2004, by and between CES, CGC and certain Facility Owners. Calpine Operating Services Company, Inc., a Delaware corporation ("COSCI"), is party to (1) that certain Master Operation and Maintenance Agreement dated as of March 23, 2004, and (2) that certain Master Maintenance Services Agreement dated as of March 23, 2004, each by and between COSCI, CGC and the Facility Owners. Calpine Construction Management Company, Inc., a Delaware limited partnership ("CCMCI"), is party to (a) that certain Master Construction Management Agreement, dated as of March 23, 2004, by and between CCMCI, CGC and the Facility Owners and (b) that certain Contract for Construction dated as of July 1, 2003 by and between CCMCI and Pastoria Energy Facility L.L.C. (the "Pastoria Construction Contract"). Calpine Administrative Services Company, Inc., a Delaware corporation ("CASCI") is party to that certain Administrative Services Agreement dated as of March 23, 2004 by and amongCASCI, CGC and the Facility Owners. The agreements described in this Recital A are referred to collectively as the "Relevant Documents," and CES, COSCI, CCMCI and CASCI are referred to collectively as the "Affiliated Parties;"

                  B. Guarantor owns, either directly or indirectly, 100% of the outstanding capital stock or other equity interests of each of the Affiliated Parties;

                  C. CGC and the Facility Owners have agreed to enter into the Relevant Documents on the condition that Guarantor guarantee certain of the Affiliated Parties' obligations thereunder as provided herein (or, in the case of the Pastoria Construction Contract, on the condition that Guarantor guarantee obligations thereunder pursuant to a past guaranty that is being terminated and replaced by this Guaranty as of the date hereof);

                  D. Guarantor acknowledges that it has and will benefit, directly and indirectly, if CGC and the Facility Owners enter into the Relevant Documents; and

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                  E.       The obligations of Guarantor hereunder are being
incurred concurrently with the obligations of the Affiliated Parties under the Relevant Documents (or, in the case of the Pastoria Construction Contract, the obligations of Guarantor under the past guaranty being terminated as of the date hereto, were incurred concurrently with the obligations of CCMCI under the Pastoria Construction Contract).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby consents and agrees as follows:

         1.       Guaranty.

                  (a) The undersigned Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to CGC and the Facility Owners payment and performance when due, whether by acceleration or otherwise, of any and all obligations and liabilities of each of the Affiliated Parties under the Relevant Documents, together with all expenses incurred by CGC and the Facility Owners in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the "Obligations"), and agrees that if for any reason any of the Affiliated Parties shall fail to pay or perform when due any of such Obligations, Guarantor will pay or perform the same forthwith (it being understood that Guarantor's liability hereunder shall be subject to the same limitations of liability as the Affiliated Parties' liability under the Relevant Documents). Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by CGC and the Facility Owners against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor). Guarantor further agrees that, in the event (i) any Facility Owners not listed on Exhibit A are added to or become parties to any of the Relevant Documents, such added or new Facility Owners shall be considered "Facility Owners" hereunder and (ii) any directly or indirectly wholly-owned subsidiary of Guarantor enters into a "general" or "prime" construction contract for the design and construction of an electric generating facility (a "Facility") owned by a Facility Owner or the expansion of a Facility owned by a Facility Owner, such directly or indirectly wholly-owned subsidiary of Guarantor shall be considered an "Affiliated Party" hereunder and such "general" or "prime" construction contract shall be considered a "Relevant Document" hereunder.

                  (b) This Guaranty is a primary obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and not of collectibility and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Affiliated Parties' liabilities and obligations to CGC and the Facility Owners. If any of the Affiliated Parties shall fail to pay or perform any of the Obligations to CGC or any Facility Owner as and when they are due, Guarantor shall forthwith pay or perform, as applicable, such Obligations. Any and all payments by Guarantor hereunder shall be in immediately available funds. Each failure by any of the Affiliated Parties to pay or perform any

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Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

                  (c) CGC and the Facility Owners may, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Guarantor, except such notice as may be required by the Relevant Documents or applicable law which cannot be waived, without incurring responsibility to Guarantor and without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or performance or change or extend the time of payment of, renew, or alter any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of the Relevant Documents, any documents, instruments or agreements executed in connection therewith, in each case with the consent of the relevant Affiliated Parties, if required by the Relevant Documents, and the guaranty herein made shall apply to the Obligations, changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against any of the Affiliated Parties or others (including Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Guarantor hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to CGC and/or the Facility Owners or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of any of the Affiliated Parties to CGC and/or the Facility Owners under the Relevant Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, the Relevant Documents or otherwise amend, modify or supplement (with the consent of the relevant Affiliated Parties, if required by the Relevant Documents) the Relevant Documents or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Guarantor of its right to subrogation against any of the Affiliated Parties to recover full indemnity for any payments made pursuant to this Guaranty or of its right of contribution against any other party.

                  (d) No invalidity, irregularity or unenforceability of the obligations or liabilities hereby guaranteed shall affect, impair, or be a defense to this Guaranty, which is a primary obligation of Guarantor.

                  (e) This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by CGC and the Facility Owners of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Obligations (i) arising prior to receipt by CGC

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and the Facility Owners of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Guaranty Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into or (ii) arising as a result of a default under the Relevant Documents occurring by reason of the revocation or termination of this Guaranty.

                  (f) (i) Except as otherwise required by law, each payment required to be made by Guarantor to CGC and/or the Facility Owners hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Guarantor shall, upon notice thereof from CGC and/or the Facility Owners, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the 60th day after payment of such amount, forward to CGC and the Facility Owners, as applicable, an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to CGC and/or the Facility Owners, as applicable, such additional amount as may be necessary to ensure that the net amount actually received by CGC and the Facility Owners is free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that CGC and/or the Facility Owners would have received had there been no such deduction or withholding.

                           (ii)     As used herein, the term "Tax" means any
present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than any income, franchise or similar tax imposed upon the gross or net income of CGC or the Facility Owners by the United States or any State or any jurisdiction where CGC or the Facility Owners, as applicable, are organized and/or the jurisdiction in which any of them is located.

         2. Representations and Warranties. Guarantor makes the representations and warranties set forth below to CGC and the Facility Owners as of the date hereof:

                  (a) Guarantor is duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (b) Guarantor has taken all necessary corporate action to authorize the execution and delivery of this Guaranty and the performance of its obligations hereunder.

                  (c) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

                  (d) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

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                  (e)      The execution, delivery and performance of this
Guaranty (i) do not and will not contravene any provisions of Guarantor's certificate of incorporation or bylaws, or any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of its affiliates or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any material agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; and (iii) do not and will not require the consent of any person under any existing law or agreement which has not already been obtained.

                  (f) Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, and is not subject to, or is exempt from, regulation under the Public Utility Holding Company Act of 1935 and the Federal Power Act.

                  (g) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of the Affiliated Parties and their respective properties on a continuing basis, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each of the Affiliated Parties and their respective properties.

                  (h) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

         3. Covenants. So long as any Obligations are outstanding, Guarantor agrees that:

                  (a) It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future;

                  (b) It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

                  (c) It will deliver such other documents and other information reasonably requested by CGC or any Facility Owner; and

                  (d) It will comply in all material respects with its certificate of incorporation.

         4. Waiver. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require CGC or any Facility Owner to proceed against any of the Affiliated Parties or any other person or to proceed against or exhaust any security held by CGC or any Facility Owner at any time or to pursue any other remedy in CGC's or any Facility Owner's power before proceeding against Guarantor, (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of any of the Affiliated Parties or any other person or the failure of CGC or any Facility Owner to file or enforce a claim against the estate (in

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administration, bankruptcy or any other proceeding) of any of the Affiliated
Parties or any other person, (c) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of any of the Affiliated Parties or creditor of any of the Affiliated Parties or Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by CGC and/or the facility Owners as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by CGC or any Facility Owner, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against any of the Affiliated Parties for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any person to Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of any of the Affiliated Parties or the failure by any of the Affiliated Parties to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Relevant Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal except that this Guaranty shall only cover the Obligations as they may be amended from time to time and, that, upon payment in full of the Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by any of the Affiliated Parties against CGC or any Facility Owner or any other person under the Relevant Documents (other than defense of payment or performance of the Guaranteed Obligations), (i) any duty on the part of CGC or any Facility Owner to disclose to Guarantor any facts CGC or any Facility Owner may now or hereafter know about any of the Affiliated Parties, regardless of whether CGC or any Facility Owner has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of any of the Affiliated Parties and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) the fact that Guarantor may at any time in the future dispose of all or part of its direct or indirect interest in any of the Affiliated Parties, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Relevant Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Relevant Documents, (l) any right to assert the bankruptcy or insolvency of CGC or any Facility Owner or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of the election of CGC or any Facility Owner, in any proceeding instituted under the federal bankruptcy code, of the application of
Section 1111(b)(2) of the federal bankruptcy code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the federal bankruptcy code.

         5. Subordination. Except as otherwise specifically provided in this Guaranty, all existing and future indebtedness of any of the Affiliated Parties to Guarantor (except to the extent such indebtedness is incurred in the ordinary course of business and relates to costs of materials or services provided pursuant to or consistent with the Relevant Documents) and the right of Guarantor to withdraw any capital invested by Guarantor in any of the Affiliated Parties,

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is hereby subordinated to all obligations and liabilities hereby guaranteed.
Without the prior written consent of CGC and the Facility Owners, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this Guaranty is in effect if any Affiliated Party is then in default under any of the Relevant Documents. Any payment by any of the Affiliated Parties in violation of this Guaranty shall be received by Guarantor in trust for CGC and the Facility Owners, and Guarantor shall cause the same to be paid to CGC and/or the Facility Owners immediately upon demand by CGC and/or the Facility Owners on account of the relevant Affiliated Parties' obligations and liabilities hereby guaranteed. Guarantor shall not assign all or any portion of such indebtedness while this Guaranty remains in effect except upon prior written notice to CGC and the Facility Owners by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

         6. Subrogation. Until the Obligations have been paid in full, (a) Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which CGC and the Facility Owners now have or may hereafter have against any of the Affiliated Parties, and waives the benefit of, and all rights to participate in, any security now or hereafter held by CGC and the Facility Owners from any of the Affiliated Parties and (b) Guarantor waives any claim, right or remedy which Guarantor now has or hereafter acquires against any of the Affiliated Parties that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of CGC and the Facility Owners against any of the Affiliated Parties, or any security which CGC and the Facility Owners now has or may hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         7.       Bankruptcy.

                  (a) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of any of the Affiliated Parties, or by any defense which any of the Affiliated Parties may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) So long as any Obligations are owed to CGC and the Facility Owners, to the extent of such Obligations, Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which Guarantor may have against any of the Affiliated Parties relating to any indebtedness of any of the Affiliated Parties to Guarantor, and hereby assigns to CGC and the Facility Owners all rights of Guarantor thereunder. If Guarantor does not file any such claim, CGC and the Facility Owners are hereby authorized to do so in the name of Guarantor or, in their discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of their nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. CGC and the Facility Owners or their respective nominees shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person

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authorized to pay such a claim shall pay the same to CGC and the Facility Owners to the extent of any Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Guarantor hereby assigns to CGC and the Facility Owners all of Guarantor's rights to all such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that CGC and the Facility Owners receive cash by reason of any such payment or distribution. If CGC and the Facility Owners receive anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         8.       Successions or Assignments.

                  (a) This Guaranty shall inure to the benefit of the successors or assigns of CGC and the Facility Owners who shall have, to the extent of its interest, the rights of CGC and the Facility Owners hereunder.

                  (b) This Guaranty is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other person without the written consent of CGC and the Facility Owners, and any purported assignment in violation of this provision shall be void.

         9.       Waivers.

                  (a) No delay on the part of CGC or any Facility Owner in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by CGC or any Facility Owner, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

                  (b) GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN GUARANTOR AND CGC AND THE FACILITY OWNERS THAT IS BEING ESTABLISHED. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT COMPANY HAS RELIED ON THE WAIVER ACCEPTING THIS GUARANTY, AND THAT CGC AND THE FACILITY OWNERS WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         10. Interpretation. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         11. Notices. All notices in connection with this Guaranty shall be given by telex or cable or by notice in writing hand-delivered or sent by facsimile transmission or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telex or telecopier number or address, as the case may be, set forth in Section 15 below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt, and confirmation by answerback of any such notice so sent by telex shall be sufficient evidence of receipt thereof.

         12. Amendments. This Guaranty may be amended only with the written consent of the parties hereto.

         13.      Jurisdiction; Governing Law.

                  (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Guarantor as provided for notices hereunder.

                  (b) This Guaranty and the rights and obligations of CGC, the Facility Owners and the Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

         14. Integration of Terms. This Guaranty contains the entire agreement between the Guarantor and CGC and the Facility Owners relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

         15.      Addresses.

                  (a)      The address of Guarantor for notices is:

                                   Calpine Corporation
                                   50 West San Fernando Street
                                   San Jose, California 95113
                                   Attention: General Counsel
                                   Telephone Number: (408) 995-5115
                                   Telecopier Number: (408) 995-0505

                  (b)      The address of CGC for notices is:

                                   Calpine Generating Company, LLC
                                   c/o Calpine Corporation
                                   50 West San Fernando Street
                                   San Jose, California 95113
                                   Attention: General Counsel
                                   Telephone No.: (408) 995-5115
                                   Telecopy No.: (408) 995-0505

                  (c) The addresses of the Facility Owners for notices are set forth on Exhibit A attached hereto.

         16. Interest; Collection Expenses. Any amount required to be paid by Guarantor pursuant to the terms hereof shall bear interest at the an annual rate equal to the "prime rate" as published from time to time in the Wall Street Journal, plus 2%, such rate to change when the "prime rate" changes, or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If CGC or any Facility Owner is required to pursue any remedy against Guarantor hereunder, Guarantor shall pay to CGC or such Facility Owner, as the case may be, upon demand, all reasonable attorneys' fees and expenses, and all other costs and expenses incurred by CGC or such Facility Owner in enforcing this Guaranty.

         17. Reinstatement of Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of any of the Affiliated Parties or to CGC and the Facility Owners by any of the Affiliated Parties under the Relevant Documents or by Guarantor hereunder is rescinded or must otherwise be returned by CGC or any Facility Owner upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of any of the Affiliated Parties or otherwise, all as though such payment had not been made.

         18. Counterparts. The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first written above.

                                     CALPINE CORPORATION,
                                     a Delaware corporation

                                     BY: /s/ Zamir Rauf
                                         ------------------------------
                                     Name:  ZAMIR RAUF
                                     Title: Vice President

Accepted and agreed.

CALPINE GENERATING COMPANY, LLC
         a Delaware limited liability company,
         for itself and for each of the Facility Owners

By: /s/ Zamir Rauf
    ----------------------
Name:  ZAMIR RAUF
Title: Vice President

                                    EXHIBIT A

                             LIST OF FACILITY OWNERS

BAYTOWN ENERGY CENTER FACILITY

8605 FM 1405
Baytown, Texas 77520
(281) 303-4200

CARVILLE ENERGY CENTER FACILITY

4322 LA Highway 30
Saint Gabriel, Louisiana 70776
(225) 642-8993

CHANNEL ENERGY CENTER FACILITY

12000 Lawndale Street, LCR Gate 5
Pasadena, Texas 77017
(713)456-1300

COLUMBIA ENERGY CENTER

100 Calpine Way
Gaston, South Carolina 29053
(803) 739-4940

CORPUS CHRISTI ENERGY CENTER FACILITY

3852 Buddy Lawrence Drive
Corpus Christi, Texas 78407
(361) 696-7700

DECATUR ENERGY CENTER FACILITY

2024 Highway 20 West
Decatur, Alabama 35601
(256) 301-6500

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DELTA ENERGY CENTER FACILITY

1200 Darcy Lane
Pittsburg, California 94565
(925)756-0789

FREESTONE ENERGY CENTER FACILITY

1366 FM 488
Fairfield, Texas 75840
(903)389-1400

GOLDENDALE ENERGY CENTER

600 Industrial Park Way
Goldendale, Washington 98620
(509)773-0380

LOS MEDANOS ENERGY CENTER FACILITY

750 East Third Street
Pittsburg, California 94565
(925)473-2180

MORGAN ENERGY CENTER

1410 Red Hat Road
Decatur, Alabama 35601
(256)308-3300

ONETA ENERGY CENTER FACILITY

25142 East 105th Street South
Broken Arrow, Oklahoma 74014
(918)486-1800

PASTORIA ENERGY CENTER

39789 Edmonston Pumping Plant Road
Lebec, California 93243
(661)654-8000

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ZION ENERGY CENTER

5701 Ninth Street
Zion, Illinois 60099
(847)731-6250